UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2013

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Dunkin’ Brands Group, Inc. (the “Company”) with the Securities and Exchange Commission on March 12, 2013 (the “Original Filing”). The Investor Presentation attached as Exhibit 99.1 to the Original Filing contained an error on slide 34 related to the Company’s 2013 guidance. The sole purpose of this Amendment No. 1 is to provide a corrected slide to be used as part of the Investor Presentation to replace the slide contained on page 34 of the Investor Presentation included in the Original Filing. No other changes have been made to the Original Filing.
Item 7.01 Regulation FD Disclosure.
Beginning on March 12, 2013, Dunkin’ Brands Group, Inc. intends to use the slide furnished herewith as part of a presentation in one or more meetings with investors and analysts. The full presentation is also available online at www.dunkinbrands.com. A copy of the slide is furnished as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this report, including the exhibits attached hereto, are being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.2	Slide 34 for Investor Presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Paul Carbone
Chief Financial Officer
Date: March 12, 2013